Exhibit 3.2

BY-LAWS

OF

CYTEC INDUSTRIES INC.

(hereinafter called the “Corporation”)

as amended through July 17, 2014

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2 . OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting in accordance with these By-laws. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

SECTION 3. SPECIAL MEETINGS. Subject to the terms and provisions of any class or series of preferred stock of the Corporation, special meetings of stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board of Directors or the President, and may not be called by any other person or persons. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, and only such business as is stated in such notice shall be acted upon thereat. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, except that any stockholder may seek to nominate a person for election to the Board of Directors at a special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting in compliance with Article III, Section 2 of these By-laws.

SECTION 4. ADVANCE NOTIFICATION OF BUSINESS TO BE TRANSACTED AT ANNUAL STOCKHOLDER MEETINGS. To be properly brought before the annual stockholders’ meeting, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of record.

In addition to any other applicable requirements, for business to be properly brought before an annual stockholders’ meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not more than 120 days nor less than 90 days prior to the anniversary date of the immediately preceding annual stockholders meeting; provided however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not more than 120 days prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement of such adjournment or postponement commence a new time period (or change the existing time period) for the giving of a stockholder notice as described above. Such stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment; (2) the name and address of the stockholder proposing such business and of each other Covered Person (as defined below); (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (4) the name of each person with whom such stockholder or any other Covered Person has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of capital stock of the Corporation), or disposing of any securities of the Corporation, or to cooperate in obtaining, changing, or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) or related to any item of business described pursuant to clause (1) above, and a description of each such agreement, arrangement, or understanding; (5) a description of the material interest of the stockholder, each affiliate (as defined under Regulation 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act)) of such stockholder, each person described under clause (4) above, any beneficial owner on whose behalf the notice is being delivered, and each person (if any) nominated by such stockholder in accordance with Article III, Section 2 of these By-laws for election as a director to the Board of Directors (each person described in this clause (5) is a “Covered Person”) in each item of business described pursuant to clause (1) above; (6) a list of the class or series and number of securities of the Corporation that are owned of record or beneficially by each Covered Person and documentary evidence of such record or beneficial ownership; (7) a list of all derivative securities (as defined under Rule 16a-1 under the Exchange Act) and other hedging, derivative or similar arrangements to which any Covered Person is a counterparty and which relate to any securities of the Corporation, a description of all economic terms of each such derivative security and each other hedging, derivative or similar arrangement; (8) a list of all transaction by any Covered Person involving any securities of the Corporation or any derivative securities (as defined under Rule 16a-1 under the Exchange Act) or other hedging, derivative or similar arrangements related to any securities of the Corporation occurring within 60 days of the date of the notice; (9) all other information that, as of the date of the notice, would be required to be (a) filed on Schedule 13D (including the exhibits thereto) under the Exchange Act by any Covered Person, regardless of whether such Covered Person has publicly filed or is required to file a Schedule 13D containing such information or (b) disclosed in a proxy statement or other filing required to be made in connection with solicitation of proxies by any Covered Person in support of any item of business described pursuant to clause (1) above pursuant to Section 14(a) of the Exchange Act; (10) a description of any direct or indirect interest of any Covered Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation; (11) a list of any equity interest held by any Covered Person in any principal competitor of the Corporation or any derivative securities (as defined under Rule 16a-1 under the Exchange Act) held by any Covered Person and other hedging, derivative or similar arrangements to which any Covered Person is a counterparty and which relate to any securities of any principal competitor of the Corporation, a description of all economic terms of all such derivative securities and other hedging, derivative or similar arrangements, and copies of all agreements and other documents relating to each such derivative security and each other hedging, derivative or similar arrangement; (12) a description of any pending or threatened litigation in which any Covered Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; and (13) if the stockholder intends to solicit proxies in support of any of such stockholder’s proposals, a representation to that effect. If, after the stockholder has delivered such notice, any information required to be contained in such notice as described in clauses (1) through (13) above changes prior to the date of the relevant annual meeting, such notice shall be deemed to be not in compliance with this Section 4 and not effective unless such stockholder, within three business day of the date of the event causing such change in information, delivers to the Secretary an updated notice containing such change. The provisions of this paragraph shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at the annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act, and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

No business shall be conducted at an annual stockholders meeting except in accordance with this Section 4, and the chairman of any annual stockholders meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder’s proposal without such stockholder having made the representation required by clause (13) of the preceding paragraph.

SECTION 5. QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

SECTION 6. VOTING. Unless otherwise required by law, the Certificate of Incorporation or these By-laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented thereat and entitled to vote on the subject matter thereof. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

SECTION 7. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting during ordinary business hours at the principal place of business of the Corporation or in such other place or manner as complies with Delaware law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present or, if a meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably acceptable electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 8. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 9. REMOTE COMMUNICATION. The Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall not be held in any place, but may instead be held solely by means of remote communication. The Board of Directors may also, in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt and any applicable legal requirements, authorize stockholders and proxyholders not physically present at a meeting of stockholders, by means of remote communication, to participate in a meeting of stockholders and to be deemed present in person and to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND ELECTION OF DIRECTORS. Subject to the terms and provisions of any class or series of preferred stock of the Corporation, the Board of Directors shall consist of not less than 5 (including any directors elected by the holders of any class of series of Preferred Stock entitled to elect directors as a class or series) nor more than 12 members, the exact number of which shall be fixed from time to time by the Board of Directors. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director is not elected, the director shall tender his or her resignation to the Board. The Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Committee deliberations regarding a recommendation or the Board’s decision. Each director so elected shall hold office as provided by Article SIXTH of the Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation.

SECTION 2. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors; provided, however, that the following procedures shall not apply to the nomination of persons for election as directors by vote of any class or series of preferred stock of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at the Annual Meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any common stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 2. A common stockholder may nominate a person or persons for election as directors only if written notice of such stockholder’s intent to make such nomination is delivered to or mailed and received at the principal executive offices of the Corporation not later than the 10th day following the day on which public announcement of the date of such special meeting is first made and otherwise in accordance with the procedures for bringing business before an annual meeting set forth in Article II, Section 4 of these By-laws. Each such notice of nomination by the stockholder must include, in addition to all of the information required under Article II, Section 4 of these By-laws, : (a) the name and address of the person or persons to be nominated for election as directors by the stockholder; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all agreements, arrangements, or understandings (whether written or oral) between any Covered Person, each nominee and any other person or persons (naming such person or persons) related to the nomination of each nominee that is to be made by the stockholder and all direct and indirect material relationships or other compensation and other material monetary agreements, arrangements and understandings during the past three years between any Covered Person, each nominee and any other such person or persons (naming such person or person); (d) all information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director if so elected. If, after the stockholder has delivered such notice, any information required to be contained in such notice as described in clauses (a) through (e) above changes prior to the date of the relevant meeting of stockholders, such notice shall be deemed to be not in compliance with this Section 2 and not effective unless such stockholder, within three business days of the date of the event causing such change in information, delivers to the Secretary an updated notice containing such change. The chairman of any meeting of stockholder to elect directors may refuse to acknowledge the nomination of any person if not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder’s nominee(s) without such stockholder having made the representation required by clause (13) of the second paragraph of Article II, Section 4 of these By-laws.

Only persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election as directors of the Corporation. In addition, to be eligible for election as a director of the Corporation, a proposed nominee must deliver to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been fully disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (b) is not, and will not become a party to, any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been fully disclosed to the Corporation; and (c) in his or her individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 3. VACANCIES. Any vacancy on the Board of Directors, which at an Annual Meeting of stockholders may be filled by the holders of Common Stock, howsoever resulting, may be filled by a majority of the directors then in office(excluding any director elected by any class or series of Preferred Stock), though less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, removal or resignation of any director, or if the director fails to offer his or her resignation to the Board in accordance with Section 1 of this Article III.

SECTION 4. DUTIES AND POWERS. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

SECTION 5. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or by a majority of the Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, or personally or by telephone, telegram, telecopy or similar means of communication on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

SECTION 6. QUORUM; ACTION OF THE BOARD OF DIRECTORS. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 7. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 8. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

SECTION 9. COMMITTEES. Subject to the terms and provisions of any class or series of preferred stock of the Corporation requiring the establishment of any committee or committees and setting forth the procedures for electing directors thereto, (i) the Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, (ii) the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee and (iii) in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Unless the Board of Directors or such committee shall otherwise provide, regular and special meetings and other actions of any shall be governed by the provisions of this Article III applicable to meetings and actions of the Board of Directors. Each committee shall keep regular minutes and report to the Board of Directors when required.

SECTION 10. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 11. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

SECTION 1. GENERAL. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and Assistant Secretaries, Assistant Treasurers and other officers. Such officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers; provided that any such selection shall be evidenced by a document signed by the officer making the selection and filed in the minute books of the Corporation, and any such selection shall terminate at the next regular meeting of the Board of Directors unless such selection is ratified by a vote of the Board of Directors at such meeting. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. The officers of the Corporation need not be stockholders of the corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

SECTION 2. ELECTION. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation, who shall be subject to the control of the Board of Directors and shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors with or without cause. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

ARTICLE V

STOCK

SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (a) by the Chairman of the Board of Directors, the President or a Vice President and (b) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

SECTION 2. SIGNATURES. Where a certificate is countersigned by (a) a transfer agent other than the Corporation or its employee or (b) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 3. LOST CERTIFICATES. The Board of Directors may direct that a new certificate be issued, or established procedures for the issuance of a new certificate, in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance, or establishing such procedures, the Board of Directors or any duly authorized officer may, in its or his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

SECTION 5. RECORD DATE. Except as otherwise provided in the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

SECTION 1. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon pre-paid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable or facsimile transmission.

SECTION 2. WAIVERS OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation, unless otherwise fixed by resolution of the Board of Directors, shall be the calendar year.

SECTION 3. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 4. SIGNATURES. Any one of (i) the Chairman of the Board, (ii) the President, (iii) the Vice Presidents, (iv) the Treasurer, (v) the Assistant Treasurers, (vi) such other individual or individuals so authorized from time to time (to the extent so authorized) by the Board of Directors, or (vii) such other individual or individuals so authorized from time to time (to the extent so authorized) by an instrument signed by any two of the Chairman of the Board, the President, the Vice Presidents or the Treasurer, which is attested by the Secretary or an Assistant Secretary and filed in the office of the Secretary, is authorized to sign, in the name and on behalf of the Corporation, all contracts, leases, deeds, powers of attorney, bonds, notes, guarantees, checks, drafts, receipts, endorsements, acceptances, applications for letters of credit and other corporate obligations and undertakings of the Corporation. Any authorization made pursuant to clause (vii) of this section may be amended or terminated by an instrument similarly signed, attested and filed.

SECTION 5. REPRESENTATION AT MEETINGS. Any one of (i) the Chairman of the Board, (ii) the President, (iii) the Vice Presidents, (iv) the Treasurer, (v) the Assistant Treasurers, (vi) the Secretary, (vii) the Assistant Secretaries, (viii) such other individual or individuals so authorized from time to time (to the extent so authorized) by the Board of Directors, or (ix) such other individual or individuals so authorized from time to time (to the extent so authorized) in any instrument signed by any two of the Chairman of the Board, the President, the Vice Presidents or the Treasurer, which is attested by the Secretary or an Assistant Secretary and filed in the Office of the Secretary, is authorized to represent the Corporation at any meeting of holders of stock or debt obligations of any corporation in which it may own capital stock or debt obligations.

ARTICLE VIII

INDEMNIFICATION

SECTION 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

SECTION 4. GOOD FAITH DEFINED. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

SECTION 5. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer or employee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer or employee seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 6. EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a director, officer or employee in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

SECTION 7. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OFEXPENSES. The indemnification and advance of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

SECTION 8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

SECTION 9. CERTAIN DEFINITIONS. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any entity controlled by a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was a director, officer or employee of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan: and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involve services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

SECTION 10. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11. LIMITATION OF INDEMNIFICATION. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director, officer or employee in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

ARTICLE IX

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable partied named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X

AMENDMENTS

SECTION 1. These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the common stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-laws by the stockholders shall be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

SECTION 2. ENTIRE BOARD OF DIRECTORS. As used in this Article X and in these By-laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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